SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               ________________


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               November 29, 2000


                              E'town Corporation
            (Exact name of registrant as specified in its charter)


      Delaware              1-11023            22-2596330
   (State or other      (Commission File      (IRS Employer
   jurisdiction of            No.)
   incorporation)                          Identification No.)



  600 South Avenue, Westfield, New Jersey                 07090
  (Address of principal executive offices)             (Zip code)


                                (908) 654-1234
              Registrant's telephone number, including area code

                                Not Applicable
         (Former name or former address, if changed since last report)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.

(a) On November 29, 2000, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 21, 1999, by and among E'town Corporation ("E'town"), Thames Water Plc, a public limited company organized under the laws of England and Wales ("Thames Water") and Edward Acquisition Corp., a New Jersey corporation and an indirect wholly-owned subsidiary of Thames Water ("Edward"), Edward merged with and into E'town (the "Merger"). The Merger Agreement was filed as an exhibit to E'town's current report on Form 8-K filed with the Securities and Exchange Commission on November 24, 1999 and is incorporated by reference in its entirety herein. The information incorporated by reference is considered to be a part of this current report on Form 8-K, except for any information that is superseded or modified by information included directly herein.

      Prior to the Merger, E'town was a publicly owned corporation. In the Merger, each outstanding share of common stock of E'town held by public shareholders was canceled and converted into the right to receive $68.00 in cash. As a result of the Merger, Thames Water indirectly owns 100% of the capital stock of E'town.

      Approximately $ 690.1 million is required to pay the Merger consideration to the former public shareholders, repay a portion of E'town's outstanding indebtedness and pay related fees and expenses. Thames Water obtained these funds from (i) proceeds from the sale of medium term deposit notes, (ii) J.P. Morgan, under a credit facility dated November 1, 2000 and
(iii) cash on hand.

      Following the closing of the Merger, the following individuals are the members of the Board of Directors of E'town: Michael Carmedy, Andrew M. Chapman, Edward A. Clerico, Anne Evans Estabrook, John Hoffman and Jeremy Pelczer .

      In connection with the Merger, Andrew M. Chapman was also elected a director of Thames Water North America Inc. and Thames Water Holdings Incorporated, and Anne Evans Estabrook was nominated to the international supervisory board of Thames Water International Services Ltd.

(b)   Not applicable.

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
ITEM 5.    OTHER EVENTS.

      On November 29, 2000, E'town issued a press release announcing the closing of the Merger. A full text of the press release is filed as Exhibit
99.1 hereto and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b) Not Applicable

(c)   Exhibits.  The following exhibits are filed as part of this report:

      2.1 Agreement and Plan of Merger, dated as of November 21, 1999, by and among E'town, Thames Water Plc and Edward Acquisition Corp.
      (incorporated by reference to the current report on Form 8-K dated November 24, 1999).

      99.1 Press Release, dated November 29, 2000, announcing the closing of the Merger.

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
                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               E'TOWN CORPORATION
                               (Registrant)




                               _______________________
                               Name: Elaine Margetts
                               Title: Treasurer
Date:  December 11, 2000






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
                                EXHIBIT INDEX

                                Exhibit Description
2.1 Agreement and Plan of Merger, dated as of November 21, 1999, by and among E'town, Thames Water Plc and Edward Acquisition Corp. (incorporated by reference to the current report on Form 8-K, dated November 24,
          1999)

99.1 Press Release, dated November 29, 2000, announcing the closing of the Merger.(See pages 5 - 6).















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